Exhibit 99.2

GFI Group Board Announces Exploration of Strategic Alternatives

LONDON and NEW YORK, January 30, 2015 — GFI Group Inc. (“GFI Group”, “GFI” or the “Company”), a leading intermediary and provider of trading technologies and support services to the global OTC and listed markets, announced today that the Company’s Board of Directors will explore strategic alternatives with any and all interested parties to maximize shareholder value for all shareholders.  These alternatives could include, among others, joint ventures, mergers and/or acquisitions.

Earlier today, the Company announced that it has determined to terminate the CME merger agreement. Mr. Michael Gooch, GFI Group’s Executive Chairman, stated: “During the past year the Company, its Board and its management have focused on a transaction that it believed would maximize value for all shareholders.  While we are disappointed that the CME merger was not approved by our shareholders, we appreciate their view and will work tirelessly to find a strategic alternative that offers the Company’s shareholders the chance to maximize the value of their investment.  We are pleased that over the past year we have been successful in demonstrating the value of the Company’s assets and increasing substantially the Company’s capitalization.  We look forward to returning value to shareholders.”

About GFI Group Inc.

GFI Group Inc. (NYSE: GFIG) is a leading intermediary in the global OTC and Listed markets offering an array of sophisticated trading technologies and products to a broad range of financial market participants.  More than 2,500 institutional clients benefit from GFI’s know-how and experience in operating electronic and hybrid markets for cash and derivative products across multiple asset classes, including fixed income, interest rates, foreign exchange, equities, energy and commodities.  GFI’s brands include Trayport®, a leading provider of trading solutions for energy markets worldwide and FENICS®, a market leader in FX options software.

Founded in 1987 and headquartered in New York, GFI employs over 2,000 people globally, with additional offices in London, Paris, Brussels, Nyon, Dublin, Madrid, Sugar Land (TX), Hong Kong, Tel Aviv, Dubai, Seoul, Tokyo, Singapore, Sydney, Cape Town, Santiago, Bogota, Buenos Aires, Lima and Mexico City.

Investor Contacts

Mark Brazier

GFI Group Senior Vice President, Corporate Development and Communications

+1 212 968 6905

mark.brazier@gfigroup.com

Media Contacts

Patricia Gutierrez

GFI Group Vice President - Public Relations

+ 1 212 968 2964

patricia.gutierrez@gfigroup.com

Cautionary Statement Regarding Forward-Looking Statements

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include information concerning our future financial performance, business strategy, plans, goals and objectives.  When used is this press release, the words “anticipate,” “believe,” “estimate,” “may,” “might,” “intend,” “expect” and similar expressions identify such forward-looking statements.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.  These forward-looking statements are based largely on the expectations of GFI and are subject to a number of risks and uncertainties.  These include, but are not limited to, risks and uncertainties associated with: whether any potential sale of, or other strategic transaction by or related to GFI will be consummated and, if so, the timing and terms of any such transaction, including any possible sale price; economic, political and market factors affecting trading volumes; securities prices or demand for GFI’s brokerage services; competition from current and new competitors; GFI’s ability to attract and retain key personnel, including highly-qualified brokerage personnel; GFI’s ability to identify and develop new products and markets; changes in laws and regulations governing GFI’s business and operations or permissible activities; GFI’s ability to manage its international operations; financial difficulties experienced by GFI’s customers or key participants in the markets in which GFI focuses its brokerage services; GFI’s ability to keep up with technological changes; uncertainties relating to litigation and GFI’s ability to assess and integrate acquisition prospects. Further information about factors that could affect GFI’s financial and other results is included in GFI’s filings with the Securities and Exchange Commission.  GFI does not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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